Exhibit 10.55

REINSTATEMENT AND FIRST AMENDMENT TO ENGAGEMENT AGREEMENT

THIS REINSTATEMENT AND FIRST AMENDMENT TO ENGAGEMENT AGREEMENT (this "Amendment"), dated as of December 11, 2015, is entered into by and between Live Ventures Incorporated (f/k/a LiveDeal, Inc.), a Nevada corporation (the "Company"), and Chardan Capital Markets LLC ("Chardan", "Advisor", "Placement Agent") with reference to the following recitals:

RECITALS

A.    The Company and Chardan, were parties to that certain ATM Engagement Agreement, dated May 16, 2014 (the "Agreement"). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement unless the context clearly indicates otherwise.

B.     Under the terms of the Agreement, either party could terminate the Engagement Period upon fifteen days' written notice. On November 4, 2015, the Company sent Chardan a notice of termination that was effective as of November 19, 2015.

C.     The Company and Chardan mutually desire to reinstate the Agreement and to amend the Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	Reinstatement of Agreement. The termination of the Agreement is hereby revoked and, except as expressly modified by this Amendment, the Agreement shall be, and hereby is, reinstated in its entirety and shall be in full force and effect as if the same had never been terminated.

2.	Expenses. The Company agrees to pay fees and expenses of Chardan's counsel not to exceed $30,000 in the aggregate, which amount includes $20,000 for legal fees associated with the Agreement, and $10,000 for legal fees in connection with the transaction associated with this Amendment.

3.	No Other Amendments; This Amendment Governs and Controls. Except as expressly modified hereby, the Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Agreement, the provisions of this Amendment shall govern and control.

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4.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by electronic mail. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

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IN WITNESS WHEREOF, the Company and Chardan have executed this Amendment as of the day and year first above written.

Live Ventures Incorporated

By:	/s/ Jon Isaac
Name:	Jon Isaac
Title:	Chief Executive Officer and President

Chardan Capital Market LLC

By:	/s/ George Kaufman
Name:	George Kaufman
Title:	Managing Partner

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Live Ventures Incorporated
Officer's Certificate

This Officer's Certificate (this "Certificate"), dated December   11  , 2015, is executed and delivered pursuant to the ATM Engagement Agreement, dated May 16, 2014, and entered into between Live Ventures Incorporated (f/k/a LiveDeal, Inc.), a Nevada corporation (the "Company") and Chardan Capital Markets LLC ("Chardan"), as amended by that certain Reinstatement and First Amendment to Engagement Agreement, dated as of December   11  , 2015 (as amended, the "Agreement"). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Company, having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies, on behalf of the Company and not in the undersigned's individual capacity, as follows:

1.                  As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

2.                  Each of the representations and warranties of the Company contained in the Agreement were true and correct in all material respects when originally made, and, except for those representations and warranties that speak solely as of a specific date or time, are true and correct in all material respects as of the date of this Certificate and except as disclosed in the Prospectus, including documents incorporated by reference therein.

3.                  Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including documents incorporated by reference therein, there has been no Material Adverse Effect.

4.                  No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and, to the Company's knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Officer's Certificate on behalf of the Company as of the date first written above.

LIVE VENTURES INCORPORATED

By: /s/ Jon Isaac

Name: Jon Isaac

Title: Chief Executive Officer and President

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